UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Great Elm Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-3622015 (I.R.S. Employer Identification No.)
800 South Street, Suite 230 Waltham, Massachusetts (Address of principal executive offices)	02453 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
7.25% Notes due 2027	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration No. 333-264692

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are 7.25% notes due 2027 (the “Notes”) of Great Elm Group, Inc. (the “Company”). The description of the Notes contained in the section entitled “Description of the Notes” in the Prospectus, dated June 7, 2022, included in the Company’s Registration Statement on Form S-1 (File No. 333-264692) initially filed with the Securities and Exchange Commission on May 5, 2022 (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein. The Notes are expected to be listed on The Nasdaq Global Market under the trading symbol “GEGGL,” and to trade thereon within 30 days from the original issue date.

Item 2.	Exhibits.

(a)	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Form 8-K (File No. 001-16073) filed on December 29, 2020)

(b)	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form 8-K (File No. 001-16073) filed on December 29, 2020)

(c)
Indenture, dated as of June 9, 2022, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K (File No. 001-39832) filed on June 9, 2022)

(d)
First Supplemental Indenture, dated as of June 9, 2022, relating to the 7.25% Notes due 2027, between the Company and American Stock Transfer & Trust Company, LLC, as trustee (incorporated by reference to Exhibit 4.2 to the Form 8-K (File No. 001-39832) filed on June 9, 2022)

(e)	7.25% Note due 2027 (incorporated by reference to Exhibit 4.3 to the Form 8-K (File No. 001-39832) filed on June 9, 2022)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT ELM GROUP, INC.

Date: June 17, 2022	By:	/s/ Brent J. Pearson
		Name:	Brent J. Pearson
		Title:	Chief Financial Officer & Chief Accounting Officer